Exhibit 10.2.1

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.	A new Section 10 shall be added to the Agreement and shall read as follows:

10.   Confidentiality.  Each party will potentially share with the other certain confidential and proprietary information.  Each party, as the recipient of such confidential and proprietary information (“Recipient”), agrees to protect and maintain such information of the disclosing party (“Discloser”) as set forth below.

10.1   Definition. “Confidential Information” means information relating to Discloser’s business including, without limitation, product designs, product plans, proprietary software and technology, services, financial information, marketing plans, business opportunities, pricing information, discounts, inventions and know-how to the extent disclosed to Recipient.

10.2    Disclosure of Confidential Information.  Recipient shall: (i) hold the Confidential Information in confidence and take reasonable precautions to protect the Confidential Information (including, without limitation, all precautions Recipient employs with respect to its own confidential information), (ii) not divulge any Confidential Information to any third party (other than to officers, directors, employees, trustees, investors, financing sources, attorneys, accountants, advisors, consultants, agents,  contractors or other authorized representatives of Recipient (“Representatives”) as set forth below), (iii) not copy, decompile or reverse-engineer any Confidential Information, or remove any proprietary markings from any Confidential Information, and (iv) only use the Confidential Information in connection with the performance of this Agreement and for no other purpose. Any Representatives given access to any Confidential Information must have a legitimate “need to know” such information and Recipient shall remain responsible for each Representative’s compliance with this Agreement.

10.3   Confidentiality Period. Recipient’s obligations with respect to Confidential Information under this Agreement expire five (5) years from the termination or expiration of this Agreement (except that with respect to any trade secrets, the obligations shall be perpetual).

10.4    Exclusions. This Section 10 imposes no obligations with respect to information which (i) was rightfully in Recipient’s possession before receipt from Discloser, (ii) is or becomes a matter of public knowledge through no fault of Recipient, (iii) was rightfully disclosed to Recipient by a third party without restriction on disclosure, or (iv) is developed by Recipient without use of the Confidential Information and such independent development can be shown by documentary evidence. Recipient may make disclosures to the extent required by applicable law or legal or governmental authority provided that Recipient provides Discloser prompt notice of any such requirement (to the extent permissible under applicable law) and reasonably cooperates with Discloser in any effort of Discloser to seek a protective order, injunction or to otherwise contest such disclosure, at Discloser’s expense. Notwithstanding the above or anything else in this Agreement to the contrary, Recipient’s regulators, in the ordinary course of their examinations of the Recipient may have access to the books, records, files and other materials in the possession of the Recipient, including the Confidential Information, and disclosure of the Confidential Information to such examiners solely for purposes of the examination process may occur without prior notice to Discloser.

10.5   Return/Destruction. Upon termination of this Agreement, Recipient shall promptly cease using the Confidential Information.  Upon written request from Discloser, Recipient shall (i) at the discretion of Recipient, either destroy or return the Confidential Information and all copies, notes or extracts thereof to Discloser within ten (10) days of receipt of Discloser’s request, and (ii) confirm in writing that it has complied with these obligations. Notwithstanding the foregoing, Recipient may retain Confidential Information of Discloser as may be required to fulfill its legal and regulatory obligations and its compliance and recordkeeping obligations, policies and procedures and need not delete electronic copies from ordinary course backups or archives; provided that any such information retained shall be held in confidence and remain subject to the confidentiality provisions set forth herein.

2.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.  Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Gregory D. Orenstein	Signature: /s/ S. Brett Caines
Name: Gregory D. Orenstein	Name: Brett Caines
Title: CLO	Title: CFO
Date: 4/1/2020	Date: 4/1/2020